Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

i-80 Gold Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Unallocated (Universal Shelf)	Common Shares, Debt Securities, Warrants, Subscription Receipts, Rights and Units	457(o)	(1)	(1)	$250,000,000	0.0001531	$38,275
Fees Previously Paid
	Total Offering Amounts					$250,000,000		$38,275
	Total Fees Previously Paid							-
	Total Fee Offsets							$26,266.90 (2)
	Net Fee Due							$12,008.10

(1) The securities registered hereunder consists of up to $250,000,000 of an indeterminate amount of (a) shares of common stock, (b) warrants to purchase shares of common stock or debt securities of the Registrant, (c) debt securities, (d) subscription rights to purchase common stock or debt securities of the Registrant, and (e) units, consisting of some or all of these securities, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There are also being registered hereunder an indeterminate number of shares of common stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers such indeterminate number of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional securities that become issuable by reason of any share splits, share dividends or similar transactions. No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(2) Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $177,960,000 of unsold securities (the "Unsold Securities") previously registered pursuant to the Registration Statement on Form F-10 (File No. 333-279567), which was declared effective on June 25, 2024 (the "Prior Registration Statement"). In connection with the filing of the Prior Registration Statement, the registrant paid a filing fee of $26,266.90 associated with the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). Therefore, a total of $26,266.90 of previously paid fees in connection with the Prior Registration Statement may be applied to the filing fees payable in connection with the securities registered hereunder pursuant to Rule 457(p).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	i-80 Gold Corp.	F-10	333-279567	05/20/2024		$26,266.90 (1)	Unallocated (Universal) Shelf	-	N/A	$177,960,000
Fee Offset Sources	i-80 Gold Corp.	F-10	333-279567		05/20/2024						$26,266.90 (2)

1. See Note (2) under Table 1 above.

2. On May 20, 2024, the Registrant filed the Prior Registration Statement registering the issuance of up to $220,260,000 of common stock, warrants, debt securities, subscription receipts, and units (the "2024 Shelf"). A filing fee of $32,510.38 with respect to the 2024 Shelf was paid in connection with the filing of the Prior Registration Statement, $26,266.90 of which is attributable to the Unsold Securities. The Registrant hereby confirms that the offering of the 2024 Shelf pursuant to the Prior Registration Statement has been terminated.